UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 27, 2008

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)

(310) 252-2000

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Compensatory Arrangements of Certain Officers.

Effective March 27, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Mattel, Inc. (“Mattel”) authorized the following actions (after ratification by the Board of Directors):

(a) the establishment of performance goals and formulae under the Mattel Incentive Plan (the “MIP”) for 2008; and

(b) the grant of long-term incentive program (“LTIP”) performance shares in the form of restricted stock units under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”), the establishment of the performance goal for the first year of the 2008 – 2010 performance cycle that must be achieved for such performance shares to be earned, the establishment of how relative total shareholder return over the 2008 – 2010 performance cycle will adjust the average percentage of the targeted performance shares earned based on the annual performance goals, and the approval of a new form of restricted stock unit award agreement under the 2005 Plan to evidence such performance shares.

Each of these items is discussed below.

Performance Goals for 2008 under the Mattel Incentive Plan.

Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the MIP. The performance objectives used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees, and/or (3) Mattel’s brands, groups of brands or specific brands. In the first quarter of each year, Mattel’s Compensation Committee establishes the performance goals that must be achieved for that year in order for annual incentive payments to be made. The performance goals for named executive officers are based on objective formulae or standards, as required to qualify for the exception from Internal Revenue Code Section 162(m) for performance-based compensation. For other employees, the Compensation Committee has the discretion to establish performance goals based on other standards, including individual performance goals, business and personal contributions, and management discretion.

The Compensation Committee established performance goals and formulae under the MIP for 2008. The 2008 MIP bonus opportunities for Mr. Robert Eckert, Chairman and Chief Executive Officer, Mr. Kevin Farr, Chief Financial Officer and Mr. Thomas Debrowski, Executive Vice President Worldwide Operations, are based 75% on the overall company goal and 25% on the achievement of objectively measurable corporate strategic initiatives. The 2008 MIP bonus opportunity for Mr. Neil B. Friedman, President, Mattel Brands is based on four equally-weighted goals: 25% on the overall company goal, 25% on each of the financial performance of the Mattel Girls & Boys Brands and Fisher-Price Brands business units and 25% on the achievement of objectively measurable corporate strategic initiatives. For Mr. Bryan G. Stockton, President, International, the 2008 MIP bonus opportunity is based 25% on the overall company goal, 30% on the financial performance of the International division, 10% each on the worldwide financial performance of the Mattel Girls & Boys Brands and Fisher-Price Brands business units, and 25% on the achievement of objectively measurable corporate strategic initiatives.

The overall company performance goal is based upon net operating profit after taxes (“NOPAT”) less a capital charge. The performance goal with regard to the financial performance of each of the Mattel Girls & Boys Brands and Fisher-Price Brands business units is based on the business unit’s U.S. operating profit less an inventory charge and the business unit’s international operating profit at planned overhead less an inventory charge. The performance goal with regard to the financial performance of the International division is based on international operating profit less a working capital charge. The specific performance goals, including the financial performance goals and the objectively measurable strategic initiatives, involve confidential trade secrets or confidential commercial or financial information, which is competitively sensitive information.

At the time they were set, all of the 2008 MIP performance goals were substantially uncertain to be achieved. The goals were set at threshold, target, and maximum levels. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance could be achieved, while the target and maximum goals represent increasingly challenging levels of performance. For 2008, the maximum amounts that named executive officers are eligible to receive under the MIP range from 90% to 200% of base salary.

In determining the 2008 award levels for each named executive officer under the MIP (which remain the same as the 2007 levels), the Compensation Committee reviewed competitive data regarding annual incentive levels and considered the advice of the Compensation Committee’s independent compensation consultant.

Long-Term Incentive Program Awards under the Mattel, Inc. 2005 Equity Compensation Plan: 2008 – 2010 Performance Cycle.

Executive officers and certain other employees of Mattel are eligible for long-term incentive program (“LTIP”) awards under the 2005 Plan, which was approved by Mattel’s stockholders in 2005. In order to further align executive’s and shareholder’s interests and to put LTIP awards at risk for stock price performance, the Compensation Committee denominated LTIP awards for the 2008 – 2010 performance cycle in shares of Mattel common stock and determined that the awards will be payable in such shares, instead of cash (although the Compensation Committee has reserved the right to settle the awards in cash).

The Compensation Committee granted LTIP performance shares in the form of restricted stock units under the 2005 Plan, established the performance goal for the first year of the January 1, 2008 – December 31, 2010 performance cycle to determine whether performance shares are earned, and established how relative total shareholder return over the 2008 – 2010 performance cycle will adjust the average percentage of the targeted performance shares earned based on achievement of the annual performance goals. Consistent with Mattel’s recent performance cycles, the performance goals for the 2008 – 2010 performance cycle are based primarily on the company measure of NOPAT less a capital charge, measured against annual performance goals for each year in the performance cycle. Company performance goals for each of the three years of the performance cycle are established annually at the beginning of each year. The specific performance goals involve confidential trade secrets or confidential commercial or financial information, which is competitively sensitive. At the end of the 2008 – 2010 performance cycle, the average percentage of targeted performance shares earned annually (between 0% and 150% of targeted amounts) during the performance cycle may be adjusted, upwards or downwards by up to 50%, based on Mattel’s total shareholder return during the performance cycle relative to the performance of the S&P 500.

The Compensation Committee established the level of each executive’s participation and threshold, target, and maximum levels for the performance goals that have to be achieved in the first year of the 2008 – 2010 performance cycle. At the time that they were set, the goals that the Compensation Committee established were substantially uncertain to be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold-level goal could be achieved, while the target- and maximum-level goals represent increasingly challenging and aggressive levels of performance.

Mattel’s named executive officers received grants of the following targeted number of LTIP performance shares for the 2008 – 2010 performance cycle in the form of restricted stock units: for Mr. Eckert, 308,642; for Mr. Friedman, 140,292; for Mr. Farr, 67,340; for Mr. Debrowski, 67,340; and for Mr. Stockton, 67,340. In determining these participation levels, the Compensation Committee reviewed competitive data regarding total executive compensation and considered the advice of the Compensation Committee’s compensation consultant.

Copies of forms of the Grant Agreement for Long-Term Incentive Program Performance-Based Restricted Stock Units for Senior Executives to be used in connection with the grant of performance share awards for the 2008 – 2010 performance cycle are attached hereto as Exhibits 10.1 and 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit No.	Exhibit Description
10.1*	Form of Grant Agreement for Long-Term Incentive Program Performance-Based Restricted Stock Units for Senior Executives Under the Mattel, Inc. 2005 Equity Compensation Plan—for Messrs. Eckert, Debrowski, Farr, Friedman, and certain other LTIP award recipients with employment agreements.

10.2*	Form of Grant Agreement for Long-Term Incentive Program Performance-Based Restricted Stock Units for Senior Executives Under the Mattel, Inc. 2005 Equity Compensation Plan—for Mr. Stockton and other LTIP award recipients.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General Counsel and Secretary

Dated: April 2, 2008